Exhibit (e)(6)(xvi)

AMENDMENT NO. 14

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC – CLASS IB SHARES

AMENDMENT NO. 14 to the Amended and Restated Distribution Agreement (“Amendment No. 14”), dated as of August 16, 2010, between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 15, 2002, as amended, between the Trust and the Distributor (the “Agreement”), relating to the Class IB shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolios. ATM Core Bond Portfolio and ATM Government Bond Portfolio are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Removed Portfolios. The following Portfolios of the Trust are hereby deleted in their entirety from the Agreement: Crossings Aggressive Allocation Portfolio, Crossings Conservative Allocation Portfolio, Crossings Conservative-Plus Allocation Portfolio, Crossings Moderate Allocation Portfolio and Crossings Moderate-Plus Allocation Portfolio.

3.	Name Changes. Effective May 1, 2010 the names of EQ/Evergreen Omega Portfolio and EQ/Van Kampen Mid Cap Growth Portfolio were changed to EQ/Wells Fargo Advantage Omega Growth Portfolio and EQ/Morgan Stanley Mid Cap Growth Portfolio, respectively. Effective August 1, 2010 the names of AXA Tactical Manager 500 Portfolio-II, AXA Tactical Manager 400 Portfolio-II, AXA Tactical Manager 2000 Portfolio-II and AXA Tactical Manager International Portfolio-II were changed to ATM Large Cap Portfolio, ATM Mid Cap Portfolio, ATM Small Cap Portfolio and ATM International Portfolio, respectively.

4.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 14 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ James A. Shepherdson
Name:	Steven M. Joenk	Name:	James A. Shepherdson
Title:	President and Chief Executive Officer	Title:	Chief Executive Officer

SCHEDULE A

AMENDMENT NO. 14

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IB SHARES

AXA Balanced Strategy Portfolio	EQ/Franklin Core Balanced Portfolio
AXA Conservative Growth Strategy Portfolio	EQ/Franklin Templeton Allocation Portfolio
AXA Conservative Strategy Portfolio	EQ/Global Bond PLUS Portfolio
AXA Growth Strategy Portfolio	EQ/Global Multi-Sector Equity Portfolio
AXA Moderate Growth Strategy Portfolio	EQ/Intermediate Government Bond Index Portfolio
AXA Tactical Manager 2000 Portfolio-I, III	EQ/International Core PLUS Portfolio
ATM Small Cap Portfolio (formerly, AXA Tactical	EQ/International ETF Portfolio
Manager 2000 Portfolio-II)	EQ/JPMorgan Value Opportunities Portfolio
AXA Tactical Manager 400 Portfolio-I, III	EQ/Large Cap Core PLUS Portfolio
ATM Mid Cap Portfolio (formerly, AXA Tactical	EQ/Large Cap Growth Index Portfolio
Manager 400 Portfolio-II)	EQ/Large Cap Growth PLUS Portfolio
AXA Tactical Manager 500 Portfolio-I, III	EQ/Large Cap Value Index Portfolio
ATM Large Cap Portfolio (formerly, AXA Tactical	EQ/Large Cap Value PLUS Portfolio
Manager 500 Portfolio-II)	EQ/Lord Abbett Growth and Income Portfolio
AXA Tactical Manager International Portfolio-I, III	EQ/Lord Abbett Large Cap Core Portfolio
ATM International Portfolio (formerly, AXA Tactical	EQ/Mid Cap Index Portfolio
Manager International Portfolio-II)	EQ/Mid Cap Value PLUS Portfolio
ATM Core Bond Portfolio	EQ/Money Market Portfolio
ATM Government Bond Portfolio	EQ/Morgan Stanley Mid Cap Growth Portfolio
EQ/AllianceBernstein International Portfolio	(formerly, EQ/Van Kampen Mid Cap Growth Portfolio)
EQ/AllianceBernstein Small Cap Growth Portfolio	EQ/Mutual Large Cap Equity Portfolio
EQ/AXA Franklin Small Cap Value Core Portfolio	EQ/Oppenheimer Global Portfolio
EQ/BlackRock Basic Value Equity Portfolio	EQ/Quality Bond PLUS Portfolio
EQ/BlackRock International Value Portfolio	EQ/Small Company Index Portfolio
EQ/Calvert Socially Responsible Portfolio	EQ/Templeton Global Equity Portfolio
EQ/Capital Guardian Growth Portfolio	EQ/Van Kampen Comstock Portfolio
EQ/Capital Guardian Research Portfolio	EQ/Wells Fargo Advantage Omega Growth Portfolio
EQ/Common Stock Index Portfolio	(formerly, EQ/Evergreen Omega Portfolio)
EQ/Core Bond Index
EQ/Davis New York Venture Portfolio
EQ/Equity 500 Index Portfolio
EQ/Equity Growth PLUS Portfolio